UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.
1010 De La Gauchetière Street West, Suite 400
Montreal, Quebec, Canada H3B 2N2
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
	Indicate by check	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed, on July 5, 2022, Resolute Forest Products Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Domtar Corporation, a Delaware corporation (“Parent” or “Domtar”), Terra Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Domtar (“Merger Sub”), Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Karta Halten”), and Paper Excellence B.V., a private limited company organized under the laws of the Netherlands (“Paper Excellence” together with Domtar and Karta Halten, the “Parent Parties”). The Parent Parties, Merger Sub and the Company are referred to individually as a “Party” and collectively as “Parties”.

Pursuant to the terms and conditions of the Merger Agreement, on March 1, 2023, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity in such Merger (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation became a wholly-owned subsidiary of Domtar. At the time the Merger became effective (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), was converted into the right to receive (i) $20.50 in cash, without interest (the “Upfront Per Share Merger Consideration”) and (ii) one contractual contingent value right (each a “Contingent Value Right”, together with the Upfront Per Share Merger Consideration, the “Merger Consideration”). Any proceeds attributable to the Contingent Value Right will be distributed proportionally to Contingent Value Right holders, and the value will ultimately be determined by the terms and timing of the resolution of the softwood lumber dispute between Canada and the United States.

The Company’s non-employee directors, executive officers and employees hold various types of compensatory awards with respect to the Company Common Stock, which include restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”), deferred stock units (“DSUs”) and stock option awards. The Merger Agreement provides for the treatment with respect to such awards. For additional information regarding the Merger Agreement’s treatment of outstanding Company RSUs, PSUs, DSUs and stock option awards, please see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2022 which is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 7, 2022, and is incorporated herein by reference.

Domtar Credit Facilities

Acquisition of Domtar Corporation by Paper Excellence and Original Domtar Credit Facilities

On November 30, 2021, Paper Excellence completed the acquisition of all the outstanding common shares of Domtar by means of a merger of Pearl Merger Sub Inc., a Delaware corporation (“Domtar Merger Sub”), with and into Domtar with Domtar continuing as the surviving corporation and as a subsidiary of Paper Excellence (the “Domtar Acquisition”).

In connection with the Domtar Acquisition, on November 30, 2021, Domtar Merger Sub and Domtar (as successor by merger to Domtar Merger Sub) entered into (i) a First Lien Credit Agreement, dated as of November 30, 2021 (the “First Lien Term Loan Credit Agreement”), by and among Domtar Merger Sub, as initial borrower, Domtar, as successor borrower (the “Borrower”), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), the lenders party thereto (the “First Lien Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which the First Lien Lenders agreed to extend an initial term loan facility to the Borrower of an aggregate principal amount of up to $525.0 million and a delayed draw term loan facility to the Borrower in an aggregate principal amount of up to $250.0 million, of which $644.985 million remained outstanding as of March 1, 2023, and (ii) an ABL Revolving Credit Agreement, dated as of November 30, 2021 (the “Original ABL Credit Agreement”; and, together with the First Lien Term Loan Credit Agreement, the “Original Domtar Credit Facilities”), by and among Domtar Merger Sub, as initial borrower, Domtar, as successor borrower, Domtar Inc., a corporation organized under the federal laws of Canada as co-borrower (the “Co-Borrower”), Holdings, the lenders party thereto (together with the Incremental ABL Lenders (as defined below), the “ABL Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent.

2023 Domtar Credit Facilities

In connection with the Merger on March 1, 2023, (i) Domtar Paper Company, LLC, a Delaware limited liability company (the “Borrower Representative”), and Domtar A.W. LLC, a Delaware limited liability company, both wholly-owned subsidiaries of Domtar (collectively, the “Farm Credit Borrowers”), entered into a Term Loan Credit Agreement (the “Farm Credit Term Loan Credit Agreement”) by and among the Farm Credit Borrowers, Domtar, Holdings, the lenders party thereto (the “Farm Credit Lenders”) and CoBank ACB, as administrative agent and collateral agent, pursuant to which the Farm Credit Lenders agreed to extend term loan facilities to the Farm Credit Borrowers in an aggregate principal amount of $949.0 million, consisting of (a) an aggregate principal amount of up to $666.0 million of 2023-A First Lien Term Loans (the “2023-A First Lien Term Loans”) used to refinance renewable energy investments and facilitate the Merger, and (b) an aggregate principal amount of up to $283.0 million of 2023-B First Lien Term Loans (the “2023-B First Lien Term Loans”) used to repay $283.0 million of borrowings under the First Lien Term Loan Credit Agreement, and (ii) Domtar and the Co-Borrower entered into an Amendment No. 1 to the ABL Revolving Credit Agreement (the “Incremental ABL Amendment”; the Original ABL Credit Agreement, as amended by the Incremental ABL Amendment, the “ABL Credit Agreement”; the Incremental ABL Amendment, together with the Farm Credit Term Loan Credit Agreement, the “2023 Domtar Credit Facilities”; and the 2023 Domtar Credit Facilities, together with the Original Domtar Credit Facilities, the “Domtar Credit Facilities”), by and among Domtar, as borrower, the Co-Borrower, as co-borrower, Holdings, the lenders party thereto (the “Incremental ABL Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which the Incremental ABL Lenders agreed to extend the maturity date of the ABL credit facility under the ABL Credit Agreement to March 1, 2028 (from November 30, 2026) and extend incremental revolving commitments to the Borrower and the Co-Borrower in an aggregate principal amount of up to $620.0 million (resulting in total revolving commitments of up to an aggregate principal amount of $1,000.0 million).

Guarantee of Credit Facilities and Grant of Security Interests

On March 1, 2023, upon the consummation of the Merger and the closing and funding of the 2023 Domtar Credit Facilities, (i) the Company and certain wholly-owned domestic subsidiaries of the Company (collectively, the “U.S. Subsidiary Guarantors”) will provide unconditional senior secured guarantees of the obligations of the Farm Credit Borrowers under the Farm Credit Term Loan Credit Agreement, (ii) the Company and the U.S. Subsidiary Guarantors will provide senior secured guarantees of the obligations of Domtar under the First Lien Term Loan Credit Agreement and (iii) the Company, the U.S. Subsidiary Guarantors and certain wholly-owned Canadian subsidiaries of the Company (the “Canadian Subsidiary Guarantors” and, together with the U.S. Subsidiary Guarantors, the “Subsidiary Guarantors”) will provide unconditional senior secured guarantees of the obligations of Domtar and the Co-Borrower under the ABL Credit Agreement. Obligations of the Company and the U.S. Subsidiary Guarantors under the Farm Credit Term Loan Credit Agreement will be secured on a first-priority pari passu basis by security interests in all of the assets that secure the First Lien Term Loan Credit Agreement and the 2028 Notes (as defined below) on a first-priority basis (the “Fixed Asset Collateral”), and will be secured on a second-priority basis in all inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the ABL Credit Agreement on a first-priority basis and the First Lien Term Loan Credit Agreement, the Farm Credit Term Loan Credit Agreement and the 2028 Notes on a second-priority basis (the “Current Asset Collateral” and, together with the Fixed Asset Collateral, the “Collateral”), in each case, subject to certain limitations and exceptions and permitted liens. Obligations of the Company and the Subsidiary Guarantors under the ABL Credit Agreement will have a first-priority lien on the Current Asset Collateral and a second-priority lien on security interests in the Fixed Asset Collateral (second in priority to the liens securing the 2028 Notes and the term loan facility under the First Lien Term Loan Credit Agreement), in each case, subject to other permitted liens and except for security on principal properties or on shares of restricted subsidiaries.

Maturity, Interest and Amortization of Credit Facilities

The First Lien Term Loan Credit Agreement will mature on November 30, 2028. It bears interest at a floating rate per annum of, at Domtar’s option, LIBOR plus 5.50% or a base rate plus 4.50%. The LIBOR rate is subject to an interest rate floor of 0.75% and the base rate is subject to an interest rate floor of 1.75%. Borrowings under the First Lien Term Loan Credit Agreement will amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount.

The Farm Credit Term Loan Credit Agreement will mature (i) with respect to the 2023-A First Lien Term Loans, on March 1, 2030, and (ii) with respect to the 2023-B First Lien Term Loans, on November 30, 2028. It will bear interest at a floating rate per annum of, at the Borrower Representative’s option, (i) with respect to the 2023-A First Lien Term Loans, SOFR plus 6.00% or a base rate plus 5.00%, and (ii) with respect to the 2023-B First Lien Term Loans, SOFR plus 5.75% or a base rate plus 4.75%. The SOFR rate is subject to an interest rate floor of 0.75% and the base rate is subject to an interest rate floor of 1.75%. Borrowings under the Farm Credit Term Loan Credit Agreement will amortize in equal quarterly installments in an amount equal to equal quarterly installments equivalent to 5.00% per annum of the principal amount. The Farm Credit Term Loan Credit Agreement ranks pari passu with the First Lien Term Loan Credit Agreement and the 2028 Notes.

The ABL Credit Agreement will mature on March 1, 2028. It bears interest at a floating rate per annum of, at Domtar’s option, SOFR plus an applicable margin of 1.50% to 2.00% or a base rate plus 0.50% to 1.00%, in each case, depending on excess availability. The SOFR rate is subject to an interest rate floor of 0.00% and the base rate is subject to an interest rate floor of 1.00%. Borrowings under the ABL Credit Agreement will be limited by borrowing base calculations based on the sum of specified percentages of eligible accounts receivable, plus specified percentages of eligible inventory, plus specified percentages of qualified cash, minus the amount of any applicable reserves. Domtar and Co-Borrower may borrow only up to the level of their then-current borrowing base. The ABL Credit Agreement will be subject to an unused line fee of 0.25% to 0.375%, depending on utilization. As of March 1, 2023, after giving effect to the Merger, outstanding borrowings under the ABL Credit Agreement totaled $210.0 million to partially fund the Merger and provide liquidity, and letters of credit totaled $179.0 million, leaving unused commitments available to Domtar of up to $611.0 million (subject to borrowing base capacity).

Guarantees of Domtar Senior Secured Notes due 2028

On March 1, 2023, upon the consummation of the Merger, the Company, Domtar, the U.S. Subsidiary Guarantors and The Bank of New York Mellon entered into (i) a supplemental indenture to the Indenture, dated as of October 18, 2021 (as supplemented and amended, the “Senior Secured Notes Indenture”), by and among Domtar, the guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent, governing Domtar’s outstanding 6.750% senior secured notes due 2028 (the “2028 Notes”), pursuant to which the Company and the U.S. Subsidiary Guarantors provided unconditional guarantees of the obligations of Domtar under the Senior Secured Notes Indenture and the 2028 Notes on a senior secured basis, and (ii) a supplement to the Notes Security Agreement, dated as of November 30, 2021, by and among Domtar, Holdings, the grantors party thereto and The Bank of New York Mellon, as trustee and collateral agent, whereby the Company and the U.S. Subsidiary Guarantors granted a security interest in substantially all of their assets, subject to customary exceptions, secured by a lien on substantially all fixed assets of the Company and the U.S. Subsidiary Guarantors, and a second-priority lien on the current asset collateral in the United States (second in priority to the liens securing the ABL Credit Agreement), subject to other permitted liens.

The 2028 Notes may be redeemed prior to maturity under certain circumstances. On or after October 1, 2024, Domtar may redeem some or all of the 2028 Notes at the redemption prices specified in the Senior Secured Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to October 1, 2024, Domtar may redeem the 2028 Notes, in whole or in part, at a price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus a “make-whole” premium described in the Senior Secured Notes Indenture. Prior to October 1, 2024, Domtar may also redeem during each calendar year commencing with 2021 up to 10% of the original aggregate principal amount of the 2028 Notes, at its option, from time to time at a redemption price equal to 103% of the aggregate principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to October 1, 2024, Domtar may also redeem up to 40% of the original aggregate principal amount or then outstanding amount of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 106.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Senior Secured Notes Indenture contains customary negative covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness or the guarantee of indebtedness; the payment of dividends or making other distributions in respect of, or repurchase or redemption of, Domtar’s capital stock; the prepayment, redemption or repurchase of certain indebtedness; the issuance of certain preferred stock or similar equity securities; the making of loans and investments; the sale or other disposal of assets; the incurrence of liens; entrance into transactions with affiliates; entrance into agreements restricting subsidiaries’ ability to pay dividends; and the consolidation, merger or sale of all or substantially all of Domtar’s assets.

The Senior Secured Notes Indenture provides that, upon the occurrence of certain events of default, Domtar’s obligations thereunder may be accelerated. Such events of default will include payment defaults to the holders of the 2028 Notes, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy, insolvency, corporate arrangement, winding-up, liquidation or similar proceedings, material money judgments and other customary events of default.

Guarantees of Domtar Senior Unsecured Notes due 2042 and Senior Unsecured Notes due 2044

On March 1, 2023, upon the consummation of the Merger, the Company, Domtar, the U.S. Subsidiary Guarantors and The Bank of New York Mellon entered into a supplemental indenture to the Senior Indenture, dated as of November 19, 2007 (as supplemented and amended, the “Senior Unsecured Notes Indenture”), by and among Domtar, the guarantors party thereto and The Bank of New York Mellon, as trustee, governing Domtar’s outstanding 6.250% senior unsecured notes due 2042 (the “2042 Notes”) and 6.750% senior unsecured notes due 2044 (the “2044 Notes” and, together with the 2042 Notes, the “Senior Unsecured Notes”), pursuant to which the Company and the U.S. Subsidiary Guarantors provided unconditional guarantees of the obligations of Domtar under the Senior Unsecured Notes Indenture and the Unsecured Notes on a senior unsecured basis.

The Senior Unsecured Notes may be redeemed prior to maturity under certain circumstances. The 2042 Notes may be redeemed, in whole, or from time to time in part, at Domtar’s option, at a redemption price equal to 100% of the principal amount of the 2042 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus a “make-whole” premium described in the Senior Unsecured Notes Indenture. The 2044 Notes may be redeemed in whole, or, from time to time, in part, at Domtar’s option, at a redemption price equal to 100% of the principal amount of the 2044 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus a “make-whole” premium described in the Senior Unsecured Notes Indenture; provided, that if Domtar redeems any 2044 Notes on or after August 15, 2043 (six months prior to the stated maturity date of the 2044 Notes), the redemption price for those 2044 Notes will equal 100% of the principal amount of the 2044 Notes to be redeemed.

The Senior Unsecured Notes Indenture contains customary negative covenants, including, but not limited to, restrictions on the incurrence of liens; sale and leaseback transactions; and the consolidation, merger or sale of all or substantially all of Domtar’s assets.

The Senior Unsecured Notes Indenture provides that, upon the occurrence of certain events of default, Domtar’s obligations thereunder may be accelerated. Such events of default will include payment defaults to the holders of the Senior Unsecured Notes, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy, insolvency, corporate arrangement, winding-up, liquidation or similar proceedings, material money judgments and other customary events of default.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the sections above titled “Domtar Credit Facilities,” “Guarantees of Domtar Senior Secured Notes due 2028” and “Guarantees of Domtar Senior Unsecured Notes due 2042 and Senior Unsecured Notes due 2044” of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, the Company repaid in full all outstanding amounts under its (i) Credit Agreement, dated as of May 22, 2015 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Existing ABL Agreement”), among the Company, Resolute FP Canada Inc., certain other subsidiaries of the Company as borrowers or guarantors, various lenders, Bank of America, N.A., as U.S. administrative agent and collateral agent, and Bank of America, N.A. (through its

Canada branch), as Canadian administrative agent, (ii) Amended and Restated Credit Agreement, dated as of October 28, 2019 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Existing Credit Agreement”), among the Company, certain U.S. subsidiaries of the Company, as borrowers and guarantors, various lenders, and American AgCredit, FLCA, as administrative agent and collateral agent, and (iii) Secured Delayed Draw Term Loan Facility, dated as of November 4, 2020 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Existing Delayed Draw Facility” and, collectively with the Existing ABL Agreement and Existing Credit Agreement, the “Existing Facilities”), among Resolute FP Canada Inc., a subsidiary of the Company, as borrower, and Investissement Quebec, as lender, and terminated the Existing Facilities and all commitments by the lenders thereunder to extend further credit thereunder in accordance with its terms and any guarantees in connection therewith were terminated and released. The Company did not incur any material early prepayment or termination penalties as a result of such terminations.

In connection with the consummation of the Merger, the Company redeemed all of its outstanding $300 million aggregate principal amount of its 4.875% Senior Notes due 2026 (the “Existing Notes”) at a redemption price equal to 102.438% of the principal amount of the Existing Notes redeemed, plus the accrued and unpaid interest on the Existing Notes so redeemed. In connection with such redemption, the indenture governing the Existing Notes, dated as of February 2, 2021, between the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, has been discharged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information set forth in the sections above titled “Domtar Credit Facilities,” “Guarantees of Domtar Senior Secured Notes due 2028” and “Guarantees of Domtar Senior Unsecured Notes due 2042 and Senior Unsecured Notes due 2044” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

On March 1, 2023, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that trading in the Company Common Stock be suspended and the Company Common Stock be withdrawn from listing on the NYSE. The NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the Company Common Stock to report the delisting of the Company Common Stock from the NYSE and suspend trading of the Company Common Stock on the NYSE prior to the opening of trading on March 1, 2023. On February 14, 2023, the Toronto Stock Exchange (the “TSX”) accepted notice of the delisting of the Company Common Stock from the TSX following the consummation of the Merger. The Company Common Stock will be delisted from the TSX two or three trading days following the consummation of the Merger.

The Company intends to file with the SEC a certificate of notice of termination on Form 15 with respect to the Company Common Stock, requesting that the Company Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended. The Company has also applied to cease to be a reporting issuer in each of the provinces and territories of Canada.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the section above titled “Introduction” and in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section above titled “Introduction” and in Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Domtar.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Directors

In accordance with the terms of the Merger Agreement, as of the Effective Time, each of Remi G. Lalonde, Duncan K. Davies, Bradley P. Martin, Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Alain Rhéaume and Michael S. Rousseau ceased to be directors of the Company. These departures were in connection with the Merger and not due to any disagreement with the Company on any matter. As of the Effective Time, Hardi Wardhana and Sugiarto Kardiman became the directors of the Surviving Corporation.

Amended Change in Control Agreement for Remi G. Lalonde

On February 24, 2023, the Company entered into an amended change in control agreement with Remi G. Lalonde (the “Amended CIC Agreement”), which became effective upon the closing of the Merger. The Amended CIC Agreement amends and supersedes Mr. Lalonde’s change in control agreement, dated as of March 1, 2021 (the “prior change in control agreement”).

The Amended CIC Agreement provides that Mr. Lalonde continues as an employee of the Company after the closing date of the Merger (the “Closing Date”) on the terms set forth on Mr. Lalonde’s executive employment agreement between him and the Company, dated as of March 1, 2021 (the “Employment Agreement”). Pursuant to the Amended CIC Agreement, Mr. Lalonde resigned as a member of the Company’s board of directors on the Closing Date.

Under the terms of the Amended CIC Agreement, the Company shall pay Mr. Lalonde an aggregate gross amount of $4,390,387, which represents the amount that would have been payable to Mr. Lalonde upon a qualifying termination as defined in his prior change in control agreement following the Closing Date, payable in two equal installments on the first and second anniversaries of the Closing Date (the “CIC Payment”). Any remaining CIC Payment amount will accelerate if Mr. Lalonde’s employment during the two-year period immediately following the Closing Date is terminated either by Mr. Lalonde’s resignation from the Company, subject to his providing the Company with 90 days’ notice, or his termination for any reason, including death or disability, other than terminations pursuant to Sections 5.2(d), 5.2(e) or 5.2(f) of the Employment Agreement (relating to certain types of termination for “Cause” (as defined in the Employment Agreement)). All such accelerated amounts shall be payable to Mr. Lalonde within 15 business days following his resignation or termination date. Any such voluntarily resignation by Mr. Lalonde will be deemed a termination for “Good Reason” (as defined in the Employment Agreement) pursuant to the terms of his Employment Agreement and the Amended CIC Agreement. Any CIC Payment amount shall be reduced by any amounts Mr. Lalonde owes the Company. Pursuant to the Amended CIC Agreement, the CIC Payment shall not be treated as including any amounts or other compensation related to healthcare and life insurance coverage, which the Company shall maintain for the duration set forth in Section 4(b) of Mr. Lalonde’s prior change in control agreement or will otherwise compensate him for coverage, or parts thereof, that cannot be so continued. In addition, any amounts payable to Mr. Lalonde after the Closing Date in respect of the equity awards made after November 15, 2022 (as contemplated by the Merger Agreement) shall, notwithstanding anything in the applicable equity plan or award agreement to the contrary, (i) immediately vest to the extent they have not already vested at such date and (ii) continue to be held, in all cases, notwithstanding the terms of the applicable equity award plans, on the same terms and conditions as if Mr. Lalonde continued to be employed by the Company.

If the CIC Payments would be subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such payments would be reduced, but only to the extent it results in Mr. Lalonde retaining a larger amount on an after-tax basis than if the payments were not reduced. The Company shall not reimburse Mr. Lalonde for any excise taxes imposed on him pursuant to the Amended CIC Agreement and any calculations related to Sections 280G and 4999 of the Code shall be conducted by a nationally recognized public accounting firm selected by the Company.

The Company shall pay or reimburse Mr. Lalonde for all costs incurred by him in respect of the negotiation and enforcement of the Amended CIC Agreement, for any dispute related to his termination of employment and in connection with any audit by a taxing authority related to any payment or benefit provided under the Amended CIC Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the section above titled “Introduction” and in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were each amended and restated, and such amended and restated certificate of incorporation and bylaws became the certificate of incorporation and bylaws, respectively, of the Surviving Corporation. Copies of the Amended and Restated Certificate of Incorporation of the Surviving Corporation and the Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 5, 2022, by and among Resolute Forest Products Inc., Domtar Corporation, Terra Acquisition Sub Inc., Karta Halten B.V. and Paper Excellence B.V. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Resolute Forest Products Inc. on July 7, 2022).

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation.

3.2	Amended and Restated Bylaws of the Surviving Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Stephanie Leclaire
Name:	Stephanie Leclaire
Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Date: March 1, 2023